EXHIBIT 10.50

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (hereinafter the "Agreement") is made as of this 15th day of January, 1998, by and between MANUFACTURERS BANK OF FLORIDA, a national banking association, having an address of 4144 North Armenia Avenue, Post Office Box 4040, Tampa, Florida 33677 (hereinafter referred to as "Bank") and SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation, having as its principal address of 16313 North Dale Mabry Highway, Suite 100, Tampa, Florida 33618 (hereinafter referred to as "Borrower").

                              W I T N E S S E T H:

      WHEREAS, Borrower has requested that Bank make available to Borrower a loan in the amount of Eight Hundred Fifty Thousand and No/l00ths Dollars ($850,000.00) (the "Loan"), which Loan shall be secured by certain furniture, fixtures, equipment and other personal property (collectively, the "Property") in the Shell's Seafood Restaurants located at 2136 North Monroe Street, Tallahassee. Florida 32303 and 3415 Southwest College Road, Ocala, Florida 34474 (collectively, the "Real Property'); and

      WHEREAS, Bank is willing to make available to Borrower the Loan as requested, under the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. LOAN: On the date hereof, Borrower shall make the Loan available to Bank. The Loan shall be evidenced by that certain Promissory Note of even date herewith (the "Note"), in the original principal amount of Eight Hundred Fifty Thousand and No/100ths Dollars ($850,000.00), made by Borrower to the order of Bank, and secured by that certain Security Agreement of even date herewith (the "Security Agreement"), by and between Borrower and Bank, granting to Bank a security interest in the Personal Property. The Note, the Security Agreement and all other documents executed as part of the Loan are hereinafter collectively referred to as the "Security Documents."

      2. TERM: The term of this Agreement shall be for a period beginning with the date hereof and terminating upon payment of the unpaid principal and accrued interest under the Note, unless sooner terminated pursuant to the terms of this Agreement.

      3. REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants that:

         (a) FINANCIAL CONDITION: All balance sheets, financial statements, profit and loss statements, and all other financial information heretofore furnished to Bank are true and correct in all material respects and fairly reflect the financial condition of Borrower and each of its subsidiary companies (collectively, the "Subsidiaries") as of the dates thereof, including all contingent liabilities of every type and that the financial condition of Borrower and its Subsidiaries as stated in the financial statements provided to Bank has not changed materially and adversely since the dates of such documents.

         (b) CAPACITY AND STANDING: This Agreement, the Note, Security Agreement, and any related documents executed pursuant to this Agreement, when executed, shall constitute valid and binding obligations of Borrower. Borrower warrants and represents that it is a corporation duly organized and existing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Florida and in every other state in which the nature of its business shall require such qualification (except where the failure to be so qualified will not have a material adverse effect on Borrower's operations), and is duly authorized to make and perform the obligations under the Security Documents.

         (c) VIOLATION OF OTHER AGREEMENTS: The execution of this Agreement and the Security Documents specified herein, and the performance of the undersigned pursuant to this Agreement and the Security Documents will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon Borrower or give cause for the acceleration of any obligations of Borrower.

         (d) AUTHORITY: All authority from and approval by any governmental body, commission or agency, State or Federal, necessary to the making or validity of this Agreement or the Security Documents has been obtained or will be obtained.

         (e) ASSET OWNERSHIP: Except as set forth in EXHIBIT A attached hereto, Borrower has good and marketable title to the Property, and the right to grant to Bank a security interest in the Property as contemplated by the Security Agreement. Borrower or its Subsidiaries has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied to the Bank by Borrower, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to Bank.

         (f) DISCHARGE OF LIENS AND TAXES: Borrower has duly filed, paid and/or discharged all taxes or other claims which are due and which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

         (g) REGULATION U: None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purposes of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

         (h) DEBT TO WORTH RATIO: Borrower shall at all times during the term hereof, beginning the fiscal quarter commencing immediately following the date hereof, maintain a Debt to Worth Ratio (as hereinafter defined) of not more than 2.00 to 1.00. For the purposes hereof, the term "Debt to Worth Ratio" shall mean the ratio of (a) Effective Tangible Net Worth (as hereinafter defined), to (b) Total Liabilities (as hereinafter defined). Further, for the purposes of this computation, "Total Liabilities" shall mean all liabilities, including debt fully subordinated to the Loan, capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applies on a consistent basis, and the term "Effective Tangible Net Worth" shall mean total assets minus total liabilities. Finally, for the purposes of this computation, the aggregate amount of any intangible assets of Borrower, including, without limitation, goodwill, franchise, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets.

         (i) DEBT COVERAGE RATIO: Borrower shall for each fiscal year during the term hereof maintain a Debt Coverage Ratio (as hereinafter defined) of greater than 2.00 to 1.00. For the purposes hereof, the term "Debt Coverage Ratio" shall mean the ratio of (a) earnings before interest, taxes, depreciation and amortization, to (b) current maturities of long term debt plus interest expense.

         (j) DIVIDENDS: Except for dividends paid to holders of preferred shares of stock in Shells, Inc., Borrower shall not, during any fiscal year during the term hereof, declare or pay cash dividends.

         (k) ERISA: Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by Borrower or by any Subsidiary of Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" (as defined by ERISA) has occurred with respect to any such plan.

      4. AFFIRMATIVE COVENANTS: Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Note, and its satisfaction of its obligations hereunder, unless Bank shall otherwise consent in writing, Borrower will:

        (a) BUSINESS CONTINUITY: Conduct its business in substantially the same manner as such business is now and has heretofore been carried on and conducted.

        (b) CORPORATE EXISTENCE AND PROPERTIES: Comply fully with all applicable statutes, laws and regulations in all material respects, and maintain the corporate existence of itself and shall maintain, preserve and keep its property and assets (including the Property) in good repair, working order and condition, reasonable wear and tear excluded, making all needed replacemennts, additions, improvement and renewals thereto, to the extent allowed by this Agreement.

        (c) ACCESS TO BOOKS AND RECORDS: Allow Bank, or its agents, upon reasonable notice, during normal business hours, at Borrower's primary place of business to have access to the books, financial records and such other financial documents of Borrower and its Subsidiaries, as Bank shall reasonable require, and allow Bank to make copies thereof at Bank's expense which copies will be kept confidential by Bank.

        (d) INSURANCE: Maintain adequate insurance coverage consistent with standard industry practice, including but not limited to, insurance against loss by fire, and other hazards included in the term "extended coverage," workmen's compensation insurance, and business interruption insurance with such companies selected by Borrower as shall be reasonably acceptable to Bank and in such amounts as Bank may from time to time reasonably require, and shall promptly pay all premiums therefor when due.

        (e) COMPLIANCE WITH OTHER AGREEMENTS: Comply in all material respects with all covenants, terms and conditions contained in this Agreement, the Security Documents and any other agreements or instruments entered into pursuant to this Agreement.

       5. NEGATIVE COVENANTS: Borrower covenants and agrees that from the date hereof and until payment in full of the principal and interest on the Note, and Borrower's satisfaction of its obligations hereunder, unless Bank shall otherwise consent in writing, Borrower will not:

        (a) GUARANTEES: Guarantee or otherwise become responsible for obligations of any other person, corporation, or entity (provided, however, that Borrower shall have the right to guarantee up to $1,000,000.00 of the debt or lease obligations of any joint venture of which Borrower is a participant and to guarantee the obligations of any Subsidiary).

        (b) ENCUMBRANCES: Create, assume, or permit to exist any mortgage, security deeds, pledge, lien, charge or other encumbrance on any of the Property given as security for the Loan contemplated by this Agreement, whether now owned or hereafter acquired.

        (c) [INTENTIONALLY DELETED]

        (d) TRANSFER OF INTERESTS: Except as may be transacted by Borrower in the ordinary course of business, sell, convey, assign, lease, pledge or otherwise transfer any of Borrower's interest in or to the Property given as security for the loans contemplated by this Agreement.

        (e) CHANGE IN FISCAL YEAR: Change its fiscal year, which is presently based upon a 52-53 week fiscal year ending on the Sunday closest to December 31st without the consent of Bank (which consent shall not be unreasonably withheld).

       6. FINANCIAL STATEMENTS: For so long as any balance remains unpaid on the Note, the Borrower shall at all times comply with the following unless Bank shall otherwise consent in writing:

        (a) ANNUAL STATEMENTS: Deliver to Bank within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet and a consolidated statement of income (loss) and surplus (deficit), a statement of cash flows, and its 10K's, together with supporting schedules, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, all examined by an independent certified public accountant acceptable to Bank, showing the financial condition of Borrower and its Subsidiaries, at the close of such year and the result of operations of Borrower and its Subsidiaries, during the year. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank approval.

        (b) UNAUDITED STATEMENTS: Deliver to Bank within forty-five (45) days after the end of each fiscal quarter similar financial statements to those referred to in subparagraph (a) above, together with a copy of its 10Q's and management's quarterly memorandum, if any, to Borrower's board of directors, unaudited but certified as to their correctness by the chief financial officer of Borrower, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved and prior periods, such balance sheets to be as of the end of such period and such statements of income and surplus to be for the period from beginning of the fiscal year to the end of such period, and in each case subject to audit and year-end adjustments. Such unaudited statements shall be kept confidential by Bank.

        (c) OTHER FINANCIAL INFORMATION: Borrower shall deliver, promptly, such other information regarding the operation, business affairs, and financial condition of the Borrower or any of its subsidiaries, if any, which the Bank may reasonably request, which shall be kept confidential by Bank.

        (d) CONSOLIDATED FINANCIAL STATEMENTS: Borrower acknowledges and agrees that its financial statements are presently prepared on a consolidated basis together with its Subsidiaries and, during the term of this Agreement, Borrower shall continue to prepare its financial statements on a consolidated basis together with its Subsidiaries.

       7. CONDITIONS PRECEDENT: The obligations of Bank to make the Loan pursuant to this Agreement are subject to the following conditions precedent:

        (a) COMMITMENT LETTER: Borrower's full compliance with all conditions set forth in the commitment letter from Bank to Borrower dated October 6, 1997.

        (b) RESOLUTIONS: On or prior to the date hereof Bank shall have received:

            (i) Certified copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes, and all documentation executed pursuant to this Agreement.

            (ii) A copy of the By-laws of Borrower, certified as to completeness and accuracy by an appropriate officer of Borrower.

        (c) CERTIFICATE OF INCUMBENCY: Receipt by Bank of a certificate of an appropriate officer of Borrower as to the incumbency and signatures of the officers of Borrower executing this Agreement, the Security Documents and all other documents executed pursuant to this Agreement.

        (d) CHARTER DOCUMENTS: Receipt by Bank of a copy of the Articles of Incorporation and all other charter documents of Borrower all certified by the Secretary of State of the State of Delaware.

        (e) CERTIFICATE OF GOOD STANDING: Receipt of Bank of a certificate of the Secretary of State of the State of Borrower's or the applicable Subsidiary's incorporation as to the good standing of Borrower and each Subsidiary and its charter documents on file.

       8. SECURITY: The obligations of Borrower to Bank pursuant to this Agreement and the Security Documents executed pursuant thereto, are secured wholly or partially as hereinafter described and are subject to the following terms and conditions:

        (a) LEASE: Both the lease for the Real Property located in Tallahassee and the lease for the Real Property located in Ocala are in full force and effect, Borrower is not in default under either of said leases, and no events have occurred which with the giving of notice or the passage of time, or both, will constitute a default under either of said leases. The remaining terms of both the Tallahassee lease and the Ocala lease are for more than five (5) years from the date hereof.

        (b) INSURANCE: Borrower agrees to continually maintain insurance against loss by fire, hazards included in the term "extended coverage" and such other hazards as Bank may require from time to time in such companies selected by Borrower and reasonably acceptable to Bank, upon all Property securing the Loan made pursuant to this Agreement, and shall pay all premiums therefor when due. All such insurance policies shall contain a long form loss payee clause in favor of Bank and shall provide that no such policy may be canceled without ten (10) days prior written notice to Bank. In the event of loss, Borrower shall give immediate notice to Bank, which may make proof of loss. Each insurance company shall be directed to make payment for such loss jointly to Borrower and Bank, and any such insurance proceeds or any part thereof may, in Borrower's discretion, be applied to the debt secured hereby or placed into an escrow account with Bank and used for the repair or restoration of the Property, provided, however, that in the event of a total loss (which shall be deemed to be a loss of greater than 80% of the value of the Property), any such insurance proceeds may be applied by Bank in its discretion to the debt hereby secured or for the repair or restoration of the Property pursuant to the terms and conditions of the Security Agreement. In the event Borrower or Bank shall elect to apply the insurance proceeds to Borrower's debts, such application may be made at Bank's discretion to that portion last falling due or in such other manner as Bank may deem desirable.

        (c) ACCESS: Bank and its agents, upon reasonable notice and provided that they shall not unreasonably interfere with the business of Borrower, shall at all times have the right of entry and free access to all of the Real Property for the purposes of inspecting the Property securing the Loan.

        (d) PERFECTION: Bank's lien and security interest as above described must be properly perfected, and Borrower agrees to execute all documents necessary to effectuate such perfection including but not limited to financing statements and to reimburse Bank for all reasonable expenses incurred in the perfection of such lien and security interest.

       9. EVENTS OF DEFAULT: The following shall be events of default hereunder by Borrower (a "Default"):

        (a) Any material representation or warranty made in this Agreement shall prove to be false or misleading in any material respect; or

        (b) Any material report, certificate, financial statement or other document furnished in connection with this Agreement or the Loan made pursuant hereto, shall prove to be false or misleading in any material respect; or

        (c) Failure to make payment of any installment of principal or interest on any Note within five (5) days after receipt of written notice that such payment is due and payable in accordance with the terms and conditions thereof; or

        (d) Borrower shall otherwise default on any Note or fail to pay any other obligation of Borrower to Lender within five (5) days after receipt of written notice that such obligation is due and payable or shall default in the performance of any obligation incurred for money borrowed where any applicable grace or cure period shall have expired such that the lender thereof could accelerate the debt; or

        (e) Material breach of any covenant, condition, or agreement made by Borrower pursuant to this Agreement or any of the Security Documents, if such breach shall continue beyond the applicable cure period described therein, or the occurrence of a default thereunder; or

        (f) Should a custodian, as that term is defined in Bankruptcy Code, be appointed for or take possession of any or all of the assets of Borrower or any subsidiary or should Borrower or any subsidiary either voluntarily or involuntarily become subject to any insolvency proceeding, proceeding to dissolve Borrower or any subsidiary, proceeding to have a receiver appointed or should Borrower or any subsidiary make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of Borrower's or any subsidiary's assets, provided, however, that in the event Borrower or any subsidiary should involuntarily become subject to any insolvency proceeding or proceeding to dissolve Borrower or any subsidiary, said event shall not be deemed a default hereunder if the same shall be stayed, dismissed or bonded off with an surety company reasonably acceptable to Bank within sixth (60) days from the commencement thereof; or

        (g) Dissolution or termination of the existence of a corporate Borrower; or

        (h) Borrower or any subsidiary shall be a debtor, either voluntarily or involuntarily, under (as the term "debtor" is defined in) Bankruptcy Code.

       10. REMEDIES UPON DEFAULT: In the event of the occurrence of any of the above listed events of default, then Bank may at any time thereafter during the continuance of any such event of default, at its option, take any or all of the following actions, at the same or different times:

        (a) Declare the balance of each Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or the Note to the contrary notwithstanding; and/or

        (b) Require Borrower to pledge additional collateral to Bank from Borrower's assets and properties, the acceptability and sufficiency of such collateral to be determined solely by Bank; and/or

        (c) Take immediate possession of any or all collateral including, but not limited to, the Property on which the Bank holds a security interest as security for the obligations of Borrower under this Agreement; and/or

        (d) Exercise such other rights and remedies as Bank may be provided in any Note, the Security Documents and any other documents executed pursuant to this Agreement, or as provided by law or equity.

       11. MISCELLANEOUS PROVISIONS:

        (a) [INTENTIONALLY DELETED]

        (b) INDIRECT MEANS: Any act which Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

        (c) NON-IMPAIRMENT: If any one or more provisions contained in this Agreement or any other document executed pursuant to this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

        (d) APPLICABLE LAW: This Agreement, the Note, the Security Documents and all other documentation executed pursuant to this Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

        (e) WAIVER: Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Agreement, the Note, the Security Documents or any other documents executed pursuant to this Agreement, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

        (f) MODIFICATION: No modification, amendment, or waiver of any provision of this Agreement, the Note, the Security Documents or any other document executed pursuant to this Agreement shall be effective unless in writing and signed by Bank and if applicable, by Borrower, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by Bank.

        (g) STAMPS AND FEES: Borrower shall pay all Federal or State documentary stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, the Security Documents, or any security granted to Bank, or the making of any advance from time to time, whether they be payable upon execution or recurring from time to time, and Borrower agrees to indemnify and hold harmless Bank against any and all liability in respect thereof.

        (h) ATTORNEYS' FEES: In the event that Borrower shall Default in any of its obligations under this Agreement, the Note, the Security Documents, or any other document executed pursuant to this Agreement, and Bank believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Bank or to enforce any other term or condition of this Agreement, the Note, the Security Documents, or any other document executed pursuant to this Agreement, or in the event Bank voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under Bankruptcy Code) which Bank, in good faith, believes is necessary or prudent to protect its rights hereunder or under the Note, the Security Documents or any other document executed pursuant to this Agreement, Borrower agrees to pay the reasonable attorneys' fees of Bank and all other costs that may reasonable by incurred by Bank; provided, however, in no event shall Borrower be liable to Bank for any such fees and costs incurred as part of lawsuits between Bank and any third party unrelated to this matter. Borrower shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is commenced (including costs for appellate proceedings, if any.)

        (i) INTEREST: Anything contained herein, the Note, or any other document executed pursuant to this Agreement, notwithstanding, if for any reason the effective rate of interest payable thereunder shall exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by Bank as a credit against the unpaid principal amount due thereunder.

        (j) ASSIGNMENT: This Agreement shall be binding upon the parties and their respective successors and assigns.

        (k) VENUE: Borrower and Bank fully agree that venue for each action, suit, or other legal proceeding arising under or relating to this Agreement, the Note, the Security Documents, or any other documents executed pursuant to this Agreement shall be the County Court or Circuit Court located in Hillsborough County, Florida, or the Federal District Court for the Middle District of Florida, Hillsborough County, Florida, and Borrower and Bank hereby waive any right to sue or be sued in any other county in Florida or any other State, unless it shall be lawfully required that any such action, suit or other legal proceeding have venue elsewhere.

        (l) WAIVER OF JURY TRIAL: By the execution hereof, Borrower and Bank hereby knowingly, voluntarily and intentionally agree that neither of them nor any assignee, successor, heir, or legal representative of them shall seek a jury trial in any lawsuit, proceeding, counterclaim or other litigation procedure arising from or based upon this Agreement, the Note, the Security Documents, or any other documents evidencing, securing, or relating to the indebtedness evidenced by the Note or to the dealings or relationship between or among the parties hereto. Neither Borrower nor Bank shall seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial has not or cannot be waived. The provisions of this Section have been fully negotiated by the parties hereto, and these provisions shall be subject to no exception. Neither Bank nor Borrower has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. This provision is a material inducement for Bank to enter into this transaction.

        (m) NOTICES: Each required notice, consent or approval, if any, under this Agreement will be valid only if it is given in writing (or sent by telecopy and promptly confirmed in writing) and addressed by the sender to the recipient's address that is listed in this Agreement or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Purolator). These notice provisions apply only if a notice is required by this Agreement. The notice addressed are as follows:

          If to Bank, to:     Manufacturers Bank of Florida
                              4144 N. Armenia Avenue
                              Post Office Box 4040
                              Tampa, FL 33677-4040
                              Attn.: Mr. Joseph V. Chillura, Sr. Vice President

          With a copy to:     Hill, Ward & Henderson, P.A.
                              101 E. Kennedy Boulevard
                              Suite 3600 - Barnett Plaza
                              Post Office Box 2231
                              Tampa, FL 33601
                              Attn.: Jonathan P. Jennewein, Esq.

          If to Borrower, to: Shells Seafood Restaurants, Inc.
                              16313 N. Dale Mabry Highway
                              Suite 100
                              Tampa, FL 33618
                              Attn.: Mr. Warran R. Nelson, CFO

          With a copy to:     Fulbright & Jaworski, L.L.P.
                              666 Fifth Avenue
                              New York, New York 10103
                              Attna.: Sheldon Nussbaum, Esq.

                    [Signature Lines Continue on Next Page]

       IN WITNESS WHEREOF, Borrower and Bank have caused this Loan Agreement to be duly executed all as of the day and year first above written.

WITNESSES:                                   BORROWER:

                                             SHELLS SEAFOOD RESTAURANTS, INC.
                                               a Delaware corporation

------------------------------------         By: /s/ WARREN R. NELSON
                                                 -------------------------------
Name:                                            Warren R. Nelson
     -------------------------------             Secretary
           (Type or Print)


------------------------------------               (Corporate Seal)

Name:
     -------------------------------
           (Type or Print)

                                             BANK:

                                             MANUFACTURERS BANK OF FLORIDA,
                                               a national banking association
/s/ JONATHEN P. JENNEWEIN
------------------------------------         By: /s/ JOSEPH V. CHILLURA
                                                 -------------------------------
Name: Jonathan P. Jennewein                      Joseph V. Chillura, Sr.
     -------------------------------             Vice President
           (Type or Print)

/s/ DANA L. FERLITA
------------------------------------               (Corporate Seal)

Name: Dana L. Ferlita
     -------------------------------
           (Type or Print)